Registration No. 333-173684

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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Post-Effective Amendment No. 1 to Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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1st FRANKLIN FINANCIAL CORPORATION

A Georgia Corporation	6141 (Primary Standard Industrial Classification Code Number) 135 East Tugalo Street Post Office Box 880 Toccoa, Georgia 30577 (706) 886-7571	I.R.S. Employer No. 58-0521233

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Agent for Service: A. Roger Guimond 135 East Tugalo Street Post Office Box 880 Toccoa, Georgia 30577 (706) 886-7571	Copy To: Mark L. Hanson, Esq. Jones Day 1420 Peachtree Street, N.E. Suite 800 Atlanta, Georgia 30309 (404) 581-3939

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Approximate date of commencement of proposed sale to the public:  From time to time commencing as soon as possible after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  (  )

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ___ Non Accelerated Filer X	Accelerated Filer ___ Smaller Reporting Company ___

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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 2012

Registration fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY STATEMENT

1st Franklin Financial Corporation (the “Company” or “1st Franklin”) has previously filed registration statement No. 333-173684 on Form S-1 to register for sale up to $100,000,000 of its series 1 variable rate subordinated debentures.  This registration statement, as amended, has previously been declared effective by the Securities and Exchange Commission (the “Registration Statement”).  This post-effective amendment No. 1 to the Registration Statement is being filed to further amend the Registration Statement to reflect certain updated information, including the Company’s consolidated financial statements for the year ended December 31, 2011.

______________________________________________________________________________

1ST FRANKLIN FINANCIAL CORPORATION
PROSPECTUS DATED APRIL __, 2012
$63,454,985 SERIES 1 VARIABLE RATE SUBORDINATED DEBENTURES

______________________________

1st Franklin Financial Corporation is offering to sell its Series 1 Variable Rate Subordinated Debentures, referred to as the “Debentures,” in varying minimum purchase amounts that we will establish each week.  The Debentures will have the following principal terms and features General: The Debentures will represent subordinated, unsecured debt obligations of 1st Franklin Financial Corporation.  The Debentures will be issued under an Indenture, dated October 31, 1984, between us and U.S. Bank National Association, as replacement trustee.

•

Interest rate: On each Thursday, and for each separate minimum purchase amount, we will establish an interest rate and a time period after which the interest rate will adjust, referred to as an interest adjustment period, that we expect will range from one month to four years.  The interest rate and the interest adjustment period of each Debenture are referred to as that Debenture’s “established features.”  Debentures having these established features will be offered and sold from each Thursday through the following Wednesday, and those established features will be applicable to all Debentures sold during that period.

•

Interest adjustment periods: An interest adjustment period is selected by an investor in Debentures, from those offered by the Company at the time of investment.  Not less than seven days prior to the end of each Debenture’s interest adjustment period, we will provide a holder of such Debenture with written notice, either electronically or by mail, of the upcoming interest rate adjustment, and the holder may elect to redeem his or her Debenture at the end of the interest adjustment period (or within the 14 day grace period after the interest adjustment date); if the holder does not so elect as of the end of the most recent interest adjustment period, the interest rate will automatically adjust to the then currently offered rate for Debentures in that principal amount and with the corresponding interest adjustment period, until that Debenture’s next interest adjustment date.  All other provisions, including the interest adjustment period, will remain unchanged for the entire term of each Debenture not redeemed by the holder.

•

Redemption: We may redeem any Debenture, upon at least 30 days’ written notice, either electronically or by mail, at any time before its stated maturity for a redemption price equal to the principal amount plus any accrued and unpaid interest up to the date of redemption.  Holders of Debentures may redeem their Debentures at the end of any interest adjustment period, or within the 14 day grace period thereafter, at a redemption price equal to the principal amount plus any accrued and unpaid interest up to the date of redemption, which will be determined as provided for above.  In addition, a holder of Debentures may request that we redeem that holder’s Debentures at any other time, which redemption would be at our option, and in which case the redemption price would be equal to the principal amount plus any accrued and unpaid interest at one-half the stated interest rate on that holder’s Debentures up to the date of redemption.

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Maturity: Each Debenture initially matures four years from its date of issue, subject to earlier redemption by a holder without penalty at the end of any interest adjustment period or within the 14 day period thereafter.  We will provide a holder with written notice of the upcoming maturity and a then-current prospectus relating to the Debentures and, unless such holder acts to redeem such Debenture at the maturity date or within the 14 day period after the original maturity date, such maturity date will be automatically extended for one additional four-year period, subject to the same established features and early redemption rights that existed during the initial term of the Debenture.

We will publish the most recently determined and then-applicable interest rate for each balance range weekly in a newspaper of general circulation in Toccoa, Georgia, the location of the Company’s principal place of business, and on our web site at http://www.1ffc.com.  The information on our website is not a part of, or incorporated by reference into, this prospectus.  You can also obtain a list of the most recently determined interest rates by calling or visiting our executive offices in Toccoa, Georgia.  A prospectus supplement setting forth the most recently determined interest rates will be filed with the SEC, as appropriate.

We are offering the Debentures without an underwriter.  We cannot assure you that all or any portion of the Debentures we are offering will be sold.  We are offering the Debentures on a continuous basis, until such time as all of the Debentures being offered hereunder have been sold, or until the registration statement relating hereto ceases to be effective.  We do not have to sell any minimum or maximum amount of Debentures to accept and use the proceeds of this offering.  Proceeds from the sale of Debentures will be placed in our general treasury when received.  We have not made any arrangement to place any of the proceeds from this offering in an escrow, trust or similar account.  Therefore, you cannot be guaranteed of the return of your investment.  The Debentures are not listed on any securities exchange and there is no public trading market for the Debentures.  We have the right to reject any subscription for Debentures, in whole or in part, for any reason.

You should read this prospectus and any applicable prospectus supplement carefully before you decide whether to invest in Debentures.

Investing in the Debentures involves risks.  See “Risk Factors” beginning on page 8 for a description of these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Debentures, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

1st FRANKLIN FINANCIAL CORPORATION IS NOT A BANK.  THE DEBENTURES ARE NOT BANK DEPOSITS OR SIMILAR OBLIGATIONS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR THE SECURITIES INVESTOR PROTECTION CORPORATION OR ANY OTHER FEDERAL OR STATE AGENCY.

	Price to Public	Underwriting Discounts and Commissions (a)	Proceeds to Company (b)
Per Debenture	100%	None	100%
Total	$63,454,985	None	$63,454,985

(a)

The Debentures are not being offered or sold pursuant to any underwriting or similar agreement, and no commissions or other remuneration will be paid in connection with their sale.  The Debentures will be sold at face value.

(b)

Before deduction of the Company’s expenses, estimated at $49,200.

THE DATE OF THIS PROSPECTUS IS ______________, 2012.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with any different information.  You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus or the date the documents incorporated by reference were filed with the SEC.  We are offering to sell, and seeking offers to buy, the securities registered by this prospectus only in jurisdictions where these offers and sales are permitted.

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	8
Ratios of Earnings to Fixed Charges	9
Use of Proceeds	10
Plan of Distribution	10
Forward-Looking Information	10
Description of the Debentures	11
Legal Matters	15
Experts	15
Where You Can Find More Information	15
Incorporation of Certain Information by Reference	16
Reports to Security Holders	16

PROSPECTUS SUMMARY

The following summary highlights some of the information from this prospectus and may not contain all of the information that may be important to you.  Before deciding whether to invest in the Debentures, you should read the entire prospectus, and the information that is incorporated by reference into the prospectus, carefully.

1st FRANKLIN FINANCIAL CORPORATION

1st Franklin Financial Corporation has been engaged in the consumer finance business since 1941, particularly in making consumer loans to individuals in relatively small amounts for short periods of time. Other lending activities include the purchase of sales finance contracts from dealers and the making of first and second mortgage loans on real estate to homeowners.  As of December 31, 2011 our business was operated through a network of 258 branch offices located in Alabama, Georgia, Louisiana, Mississippi, South Carolina and Tennessee including six additional offices that were opened in Bastrop, Thibodaux and LaPlace, Louisiana; Hartsville, South Carolina; Philadelphia, Mississippi; and Duluth, Georgia.

We fund our loans through a combination of the issuance of short and longer-term debt securities, including our debentures and our senior demand notes, as well as with borrowings from time to time under our revolving credit facility.  Our credit facility provides for unsecured borrowings of up to $100.0 million, or a lesser amount as determined based on our then-applicable borrowing base (as defined in our credit agreement).  As December 31, 2011, we had $100.0 million in availability under our credit facility.  This credit facility expires on September 11, 2014.

We also offer optional credit insurance coverage to our customers when making a loan.  This coverage may include credit life insurance, credit accident and health insurance, and/or credit property insurance. Customers may request credit life insurance coverage to help assure any outstanding loan balance is repaid if the customer dies before the loan is repaid, or they may request credit accident and health coverage to help continue loan payments if the customer becomes sick or disabled for an extended period of time.  Customers may also choose credit property coverage to protect the value of loan collateral against damage, theft or destruction.  We write these various insurance products as an agent for a non-affiliated insurance company.  Under various agreements, our wholly-owned insurance subsidiaries reinsure the insurance coverage purchased by our customers and written on behalf of this non-affiliated insurance company.

1st FRANKLIN FINANCIAL CORPORATION IS NOT A BANK.  THE DEBENTURES ARE NOT BANK DEPOSITS OR SIMILAR OBLIGATIONS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR THE SECURITIES INVESTOR PROTECTION CORPORATION OR ANY OTHER FEDERAL OR STATE AGENCY.

Our principal executive office is located at 135 East Tugalo Street, Toccoa, Georgia 30577, and our phone number at that address is (706) 886-7571 or (800) 282-0709 (within Georgia) or (800) 700-7943 (outside of Georgia).

SUMMARY DESCRIPTION OF THE DEBENTURES

Securities Offered	We are offering to sell up to $63,454,985 in aggregate principal amount of Debentures.
Denominations	Minimum denominations will be established weekly by us.
Maturity

Each Debenture has an initial maturity date of four years from its date of issue, subject to earlier redemption by a holder without penalty at the end of any interest adjustment period or within the 14 day grace period thereafter, or by us as provided for herein.  Additionally, if a Debenture is not redeemed as provided for herein, the term of the Debenture will be automatically extended for one additional four-year term, subject to the same redemption rights that existed during the initial term of the Debenture.

Extension of Maturity

The maturity of each Debenture will be automatically extended on its original terms for one additional four-year term, unless 1st Franklin or the holder acts to redeem the Debenture in accordance with the redemption provisions at the original maturity date or within the 14 day grace period thereafter.  During any extended maturity, a holder of a Debenture will have the same redemption rights such holder had during the original term of the Debenture.  We will send written notice, either electronically or by mail, and a then-current prospectus relating to the Debentures to holders not less than 30 days in advance of, and a second written notice not less than seven days prior to, a Debenture’s upcoming maturity date.

Interest Rate

The interest rate will initially be established at the time of purchase of a Debenture and compounded daily for each established amount.  Interest rates may change at an interest adjustment date as described below.

Compound Interest	Debentures will be offered at interest rates, set weekly, with interest compounded daily. Examples of annualized effective yields for daily compounded rates are set forth below:
	Example Nominal Rates	Effective Annual Rates
	2.00%	2.02%
	2.50	2.53
	3.25	3.30
	3.50	3.56
	3.75	3.82
	4.00	4.08
	4.50	4.69

These are only examples of interest rates.  The actual rate of interest earned on a Debenture may differ, and may be higher or lower, depending on the rates offered and in effect at the date of purchase of the Debenture or at the date of an applicable interest rate adjustment.  Interest rates offered on Debentures are determined by us, in our discretion, from time to time.

Interest Rate Adjustment

The interest rate adjusts at the end of the interest adjustment period applicable to the specific Debenture to the then-current interest rate offered by us on Debentures with that same interest adjustment period.  Not less than seven days prior to the end of each Debenture’s interest adjustment period, we will provide a holder of such Debenture with written notice, either electronically or by mail, of the upcoming interest rate adjustment, and the holder can elect to redeem his or her Debenture at such interest adjustment date or within the 14 day period thereafter or, after the interest adjustment date, continue to hold the Debenture and receive the then currently offered interest rate.

Interest Adjustment Period	The period of time, set when the Debenture is purchased, after which the interest rate on a specific Debenture is adjusted.
Notification of Interest Rate Adjustment

Written notice, either electronically or by mail, will be sent to a holder of a Debenture not less than seven days prior to the end of each applicable interest adjustment period, which notice will set forth the date of the upcoming interest rate adjustment, information regarding redemption, the approximate value of the Debenture (including all outstanding principal and any accrued but unpaid interest) and, if such Debenture is not redeemed, the interest rate which will be applicable for that Debenture after the interest adjustment date and until the next interest rate adjustment.

Payment of Interest	Interest is earned daily and is payable at any time promptly upon the holder’s request. A request for the payment of interest may be made in person or by telephone, fax, Internet or mail.
Notification of Upcoming Maturity

Written notice, either electronically or by mail, will be sent to a holder of a Debenture not less than 30 days prior to the maturity date of a particular Debenture, which notice will set forth the upcoming maturity date and information regarding renewal (if applicable) and redemption procedures.  A subsequent written notice will be sent not less than seven days prior to the maturity date and will set forth the upcoming maturity date, information regarding renewal (if applicable) and redemption procedures, the approximate maturity value of the Debenture (including all outstanding principal and any accrued but unpaid interest) and the interest rate which would be applicable on a renewal of that Debenture, if available, during the initial interest adjustment period following the upcoming maturity date and until the next interest adjustment date.

Redemption by Holder

Each Debenture may be redeemed by a holder at the end of each interest adjustment period applicable to the specific Debenture or within the 14 day period thereafter, or at maturity without penalty; redemption at any other time is at our discretion and is subject to an interest penalty.  We will send written notice, either electronically or by mail, to a holder not less than seven days in advance of an upcoming termination of an interest adjustment period and not less than 30 days in advance of, and again not less than seven days in advance of, an upcoming maturity date.

Redemption by 1st Franklin

1st Franklin may redeem a Debenture prior to its maturity upon 30 days’ written notice to the holder for a price equal to the principal amount of the Debenture plus accrued and unpaid interest up to the date of redemption.

Indenture Trustee	The Debentures will be issued under an indenture between the Company and U.S. Bank National Association, as Trustee.

SUMMARY SELECTED FINANCIAL INFORMATION

The tables below set forth certain summary selected consolidated financial information of 1st Franklin.  This information is only a summary and you should read it together with 1st Franklin’s consolidated historical financial statements and the related notes contained in our annual report on Form 10-K for the year ended December 31, 2011, which is  incorporated by reference in this prospectus.  Our historical results of operations and financial condition are not necessarily indicative of our results of operations or financial condition to be expected in the future.

	Year Ended December 31
	2011	2010	2009	2008	2007
	(In thousands)
Selected Income Statement Data:
Revenues:
Interest and Finance Charges	$111,730	$103,150	$ 99,337	$ 98,212	$ 91,415
Insurance	39,440	36,521	35,375	35,191	33,799
Other	6,724	5,790	5,134	5,207	5,083

Net Interest Income	100,089	90,711	85,655	83,484	75,669
Interest Expense	11,641	12,439	13,682	14,728	15,746
Provision for Loan Losses	19,009	20,907	29,302	25,725	21,434
Income Before Income Taxes	32,229	23,423	11,050	13,761	15,754
Net Income	29,123	20,683	8,373	10,665	12,205

	As of December 31
	2011	2010	2009	2008	2007
	(In thousands)
Selected Balance Sheet Data:
Net Loans	$317,959	$294,974	$279,093	$285,580	$276,655
Total Assets	464,885	422,064	396,425	389,422	402,454
Senior Debt	243,801	208,492	186,849	169,672	182,373
Subordinated Debt	46,870	59,780	74,884	86,605	91,966
Stockholders’ Equity	153,585	132,710	117,115	116,236	109,841

	As of December 31
	2011	2010	2009	2008	2007
Other Data:
Ratio of Earnings to Fixed Charges	3.42	2.67	1.72	1.86	1.92
Ratio of Total Liabilities to Stockholders’ Equity	2.03	2.18	2.38	2.35	2.66

RISK FACTORS

The risks described below set forth known material risks of investing in the Debentures.  You should carefully consider the risks described below, as well as the other information in the prospectus or incorporated by reference into this prospectus, in particular the risk factors related to the Company included and discussed in our annual report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference, before deciding whether to invest in the Debentures.  If any of the situations described in any of these risks actually occur, or if any risks or uncertainties not presently known to us  arises or occurs, our business, financial condition or results of operations could be materially adversely affected.  In any of these events, you may lose part or all of your investment.

RISK FACTORS RELATING TO THE DEBENTURES

The Debentures may not be a suitable investment for you.

The Debentures may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to deciding whether to invest in Debentures.  The characteristics of the Debentures, including the maturity and interest rate, may not satisfy your investment objectives.  The Debentures may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors.  Before deciding whether to invest in Debentures, you should consider your investment allocation with respect to the amount of your contemplated investment in the Debentures in relation to your other investment holdings and the diversity of those holdings.

Because the Debentures will have no sinking fund, security, insurance or guarantee, you may lose all or part of your investment in the Debentures if we do not have enough cash to pay amounts due under the Debentures.

There is no sinking fund, security, insurance or guarantee of our obligation to make payments on the Debentures.   The Debentures are not secured by any of our assets.  We will not contribute funds to a separate account, commonly known as a sinking fund, to make any interest or principal payments on the Debentures.  The Debentures are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other federal or state agency.  Therefore, if you invest in the Debentures, you will have to rely only on our cash flow from operations and other sources of funds for repayment of principal at maturity or redemption and for payment of interest when due.  If our cash flow from operations and other sources of funds are not sufficient to pay the amounts due under the Debentures, then you may lose all or part of your investment.

Because the Debentures are general, unsecured obligations and are subordinate to substantially all of our debt, the holders of our other debt have priority over the Debenture holders to recover invested amounts in the event we are unable to meet all of our obligations.

The Debentures are general, unsecured obligations of 1st Franklin and are subordinated in right of payment to substantially all of our other existing and future debt, whether or not secured, except for our other Series I Variable Rate Subordinated Debentures, which rank pari passu.  As of December 31, 2011, we had $243.8 million in senior debt outstanding, and we expect to issue more senior debt in the future.

Because the Debentures are subordinated obligations, in the event of our insolvency, bankruptcy or liquidation, or other similar proceeding, then the holders of senior debt, whether or not secured, and all other obligations senior to the Debentures will be entitled to receive payment in full of all principal and interest due to them before the holders of the Debentures are entitled to receive any payments.

We may not have sufficient assets after all such senior payments have been made to make any payments to you under the Debentures, including payments of interest when due or principal upon maturity.

If we incur substantially more indebtedness that is senior to the Debentures, our ability to repay the amounts due under the Debentures may be impaired.

As of December 31, 2011, we had $243.8 million in indebtedness outstanding that was senior in priority with respect to the right of repayment to the Debentures.  Subject to any limitations that may be contained in any credit agreements or indentures we may be party to now or in the future, we may also incur substantial additional indebtedness, some or all of which may be secured by our assets. This indebtedness may be senior in payment preference to the Debentures, and may be secured by some or all of our assets. If we incur additional indebtedness, it may become more difficult to meet our repayment obligations, and the risks to holders of Debentures could increase.

Our management has broad discretion over the use of proceeds from this offering.

We will place the proceeds from this offering of Debentures, when received, in our general treasury.  We expect to use the proceeds from this offering for general corporate purposes, which may include the repayment of senior and other debt, with varying interest rates, incurred from time to time, as any of it becomes due.  Because no specific allocation of the proceeds can be or has been made, our management will have broad discretion in determining how the proceeds of this offering will be used.

Because there are only limited restrictions on our activities under the Indenture governing the Debentures, you will have only limited protections under the Indenture.

In comparison to the restrictive covenants that are imposed on us by our existing credit agreement and that we expect would be imposed on us by any replacement credit facility we may enter into in the future, the Indenture that governs the Debentures contains only relatively minimal restrictions on our activities.  In addition, the Indenture contains only limited events of default other than our failure to timely pay principal and interest on the Debentures. Because there are only very limited restrictions and limited events of default under the Indenture, we will not be restricted thereunder from, among other activities, issuing additional debt that is senior to the Debentures.  Further, if we default on any payment on the Debentures or otherwise under the Indenture, you will likely have to rely on the Trustee to exercise your remedies on your behalf under the terms of the Indenture.  You may not be able to seek remedies against us directly.

Because we may redeem the Debentures at any time, you may be subject to reinvestment risk.

We have the right to redeem any Debenture at any time prior to its stated maturity upon at least 30 days’ written notice to you.  The Debentures would be redeemed at 100% of the principal amount plus accrued but unpaid interest up to the redemption date.  Any such redemption may have the effect of reducing the income or return on investment that you would otherwise expect to receive on an investment in the Debentures.  If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Debentures.

No public market exists in which to transfer Debentures.

An investor may redeem any or all of his or her Debentures as described in this prospectus.  However, no public trading or secondary market for the Debentures currently exists, or ever will exist, and, consequently, there is no public market to provide liquidity for any sale or transfer of, or to provide any valuation to help investors evaluate the appropriateness of interest rates offered in light of the risks to be assumed with an investment in the Debentures.

RATIOS OF EARNINGS TO FIXED CHARGES

For purposes of calculating the ratios of earnings to fixed charges below, we calculated earnings by adding fixed charges to income before income taxes.  Fixed charges consist of the interest on our indebtedness and the amount which we believe is representative of the interest factor component of our rent expense.

December 31,
2011	2010	2009	2008	2007
3.42	2.67	1.72	1.86	1.92

USE OF PROCEEDS

We do not have to sell any minimum amount of Debentures to accept and use the proceeds therefrom.  Net proceeds from sales of the Debentures, after payment of applicable expenses, will be placed in our general treasury.  No segregation of proceeds will be made, but we expect to use the net proceeds for general corporate purposes, which may include the repayment or redemption, from time to time, of outstanding senior or subordinated debt securities as those securities mature or as such debtholders otherwise request redemption.  Our subordinated securities include Debentures of the same series as the Debentures offered by this prospectus; our senior debt includes amounts that may be outstanding from time to time under our revolving credit facility (which may include any replacement facility) and the senior securities include our senior demand notes, which are offered and sold from time to time in varying principal amounts and with various interest rates.  We cannot presently estimate the amount of proceeds that will be used to make mandatory redemption payments, as this will vary depending upon, among other things, the amount of any securities outstanding, the maturity dates and applicable interest rates which vary from time to time, and related investor decisions.  Any proceeds not used for redemptions or repayments as described above may be used to make consumer finance loans in the ordinary course of our business, to repay interest or principal on bank borrowings outstanding at any time, to repay other debts outstanding as those amounts come due, and for other general operating purposes.

PLAN OF DISTRIBUTION

We are offering the Debentures on a continuous basis, until such time as all of the Debentures being offered hereunder have been sold, or until the registration statement relating hereto ceases to be effective.  The Debentures will be offered directly to the public by us.  No selling commissions or other remuneration will be paid directly or indirectly to any of our officers, directors or employees in connection with the sale of the Debentures.  All proceeds from sales of the Debentures will be placed in our general treasury as sales are made, with no minimum sales requirement, as described in the “Use of Proceeds” section of this prospectus.  We have not made any arrangement to place any of the proceeds from this offering in an escrow, trust or similar account.  All offering expenses, including registration fees, printing, advertising, postage and professional fees, will be paid by us.

There is no assurance that any or all of the Debentures offered by this prospectus will be sold.  This offering, however, is not made contingent upon any minimum or maximum amount of Debentures being sold.

The Debentures will be sold and redeemed at our executive office located at 135 East Tugalo Street, Post Office Box 880, Toccoa, Georgia 30577.  The telephone number is (706) 886-7571 or (800) 282-0709 (within Georgia) or (800) 700-7943 (outside of Georgia).

FORWARD-LOOKING INFORMATION

This prospectus, and the information incorporated by reference in it, contains “forward-looking statements” within the meaning of the Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  Such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements.  Such factors include, but are not limited to, the known risks we face that are described in the “Risk Factors” section of this prospectus and in our annual report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus, and as otherwise may be described in our periodic reports that we file with the SEC from time to time.  If any of the events described in the “Risk Factors” section or included elsewhere or incorporated by reference into this prospectus occur, they could impact our ability to pay the interest and principal on the Debentures, as well as have an adverse effect on our business, financial condition and results of operations.  We undertake no obligation to update any forward-looking statements.

DESCRIPTION OF THE DEBENTURES

General

The Series 1 Variable Rate Subordinated Debentures we are offering will represent subordinated, unsecured debt obligations of 1st Franklin.  The Debentures will be issued under an Indenture, dated October 31, 1984, between us and The First National Bank of Gainesville, Trustee, as amended (the “Indenture”).  In January 1995, Synovus Trust Company, N.A. became the successor-in-interest Trustee under the Indenture.  Effective March 26, 2010, the Company appointed U.S. Bank National Association (“U.S. Bank”) as replacement Trustee.  The terms and conditions of the Debentures include those set out in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.  The following is a summary of the material provisions of the Indenture.  For a complete understanding of the Debentures, you should review the definitive terms and conditions contained in the Indenture, which include definitions of certain terms used below.  A copy of the Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and is available from us at no charge upon request.

The Debentures are registered and issued without coupons in series form.  Any amount of any series may be issued.  There is no limit on the principal amount of Debentures of any series, or of all series issuable under the Indenture.  The dollar amount of Debentures outstanding under the Indenture, all of which are Series 1 Debentures, as of December 31, 2011 was $46.9 million.  1st Franklin and the Trustee may amend the Indenture to limit the principal amount of a particular series or to allow additional series with no limitations as to the maximum amount of any increase or to the number of increases which may be made.  We may change the interest rates and the maturities of the Debentures offered by this prospectus and of any subsequent series which may be offered, provided that no such change will affect any Debenture of any series issued prior to the date of that change.

The Debentures are direct obligations of 1st Franklin, but are not secured by any collateral or lien.  In addition, the Debentures are not bank certificates of deposit and are not insured by the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other federal or state agency or company. Investors must rely solely on 1st Franklin’s ability to repay the obligations under the Debentures.  Principal and interest are payable at our executive office in Toccoa, Georgia, which is sometimes referred to as the Investment Center.  The Debentures are executed by 1st Franklin and authenticated and delivered to the purchaser by the Trustee upon the written order of 1st Franklin.

Established Features of the Debentures

The Debentures offered by this prospectus are issued and dated as of the date when purchased.  The interest rate paid on a Debenture is compounded daily and is payable at any time at the holder’s request.  An interest payment request may be made to 1st Franklin in person at the Investment Center or by telephone, fax, Internet or mail.  An interest payment request may be made by a holder one or more times from time to time, or a holder may request that such payments occur on a specified periodic basis until the redemption or maturity of the particular Debenture.

Each Debenture matures four years from the date of its issue, although the maturity thereof may be extended for one additional four-year term as described under “Extension After Maturity,” in each case subject to earlier redemption as provided for herein and in the Debenture.

On a weekly basis, 1st Franklin will establish various minimum purchase amounts with corresponding interest rates and interest adjustment periods that will be available for Debentures that are sold beginning on the following Thursday and continuing through the Wednesday thereafter for each minimum purchase amount, all based upon management’s evaluation of general market conditions for investments with similar characteristics such as investment amount, redemption rights, risk profile and term to maturity.  The interest rate offered on the Debentures will depend on the interest adjustment period selected by the holder from those offered by 1st Franklin.  At the time of an initial investment, a holder will select an interest adjustment period from those then being offered by 1st Franklin.  The selected interest adjustment period will remain unchanged for the term of the Debenture, including any extension of the original maturity date.  During this period, the interest rate on a Debenture will not change.  At the end of each interest adjustment period, unless the Debenture is redeemed, the interest rate will automatically adjust to the interest rate then currently offered for Debentures with the same interest adjustment period.  1st Franklin expects that it will offer the Debentures with interest rate adjustment periods ranging from one month to four years.

Not less than seven days prior to the end of each interest adjustment period, we will send written notice, either electronically or by mail, to the holder of a Debenture of the interest rate which will be applicable to the Debenture during the upcoming interest adjustment period, which will be the same interest rate that will be applicable to all new Debentures being offered during that period with the same interest adjustment period.  If the holder elects to retain the Debenture at the new rate, no action is required of the holder as the new rate will become effective as of the first day of the interest adjustment period.  If the holder elects not to accept the new rate, the holder can redeem the Debenture without penalty at the interest adjustment date or within the 14 day period after the interest adjustment date, referred to as the “grace period,” either in person at, or by mail to, the Investment Center or, in certain limited circumstances, by fax.  See “Redemption at Request of Holder Prior to Maturity.”  Interest during any grace period until redemption will be paid at the then applicable interest rate.

Debentures with the then-current established features will be available for purchase beginning on the Thursday after the date of the determination of such features through the following Wednesday.  The most recently determined established features will be applicable to all Debentures sold by us during that period.  We publish this information weekly in a newspaper of general circulation in Toccoa, Georgia and on our web site maintained at http://www.1ffc.com or it can be obtained directly from us by calling or visiting our executive offices in Toccoa, Georgia.  The information on our website is not a part of, or incorporated by reference into, this prospectus.  The most recently determined established features will also be set forth in supplements to this prospectus that will be filed with the SEC, as appropriate.

Payment of Interest on the Debentures

Interest on the Debentures is earned daily and is payable promptly on the request therefor by the holder, subject to any limitations described in “Subordination” below.  A request for the payment of interest may be made in person at, or by mail to, the Investment Center, by telephone at (706) 886-7571 or (800) 282-0709 (within Georgia) or (800) 700-7943 (outside of Georgia), by fax at (706) 886-7369 or on the Internet by visiting our web site at http://www.1ffc.com and clicking on the “Contact Info” button and completing the form.  The information on our website is not a part of, or incorporated by reference into, this prospectus.  Any request for the payment of interest may be made by a holder one or more times from time to time, or may be set to occur at specified intervals, such as monthly, quarterly, semi-annually or annually for so long as the Debenture is outstanding.

Subordination

The payment of principal and interest on the Debentures is subordinate in right of payment to all of our senior debt.   The term “senior debt” means all of our indebtedness outstanding at any time except debt that by its terms is not senior in right of payment to the Debentures and indebtedness represented by our outstanding Debentures, each of which are pari passu.  No sinking fund is required to be established to provide for payments on the Debentures.

In the event that the Debentures are declared due and payable before their expressed maturity because of a default under the Indenture, a holder of a Debenture will be entitled to payment only after all principal and interest on all senior debt has been paid in full.  Likewise, in the event of our insolvency, bankruptcy or liquidation, or other similar proceeding relating to 1st Franklin or to its creditors, as such, or to our property, or in the event of any dissolution or other winding up, whether or not involving insolvency or bankruptcy, then the holders of any senior debt and all other obligations senior to the Debentures will be entitled to receive payment in full of all principal and interest due to them before the holders of the Debentures are entitled to receive any payments.

The amount of our senior debt outstanding as of December 31, 2011 was $243.8 million.

Redemption by 1st Franklin Prior to Maturity

We may redeem any Debenture at any time prior to maturity for a redemption price equal to the principal amount plus any accrued and unpaid interest up to the date of redemption.  We will provide written notice, either electronically or by mail, to the holder of a Debenture whose Debenture is to be redeemed not less than 30 nor more than 60 days prior to the date fixed for redemption.  In the event the entire series of Debentures is not called for redemption, the redemption call will be made by the Trustee pro rata or by lot.

Redemption at Request of Holder Prior to Maturity

At the request of the holder, we will redeem any Debenture at the end of that Debenture’s interest adjustment period, or within the 14 day grace period after the interest adjustment date, for a redemption price equal to the principal amount plus any accrued and unpaid interest up to the date of redemption.  Interest during any grace period until redemption will be paid at the then applicable interest rate.

If a request for redemption is made for a time other than at the end of an interest adjustment period or within the applicable grace period, or at maturity, we may, at our option, redeem that Debenture for a price equal to the principal amount plus one-half of any accrued and unpaid interest since the most recent interest adjustment date, if applicable, or the purchase date on that Debenture up to the date of redemption.

If the holder of a Debenture dies before its maturity, we may, at our option, redeem any Debenture held by that holder for a redemption price equal to the principal amount plus any accrued and unpaid interest up to the date of redemption.

All requests for redemption must be made either in person at, or by mail to, our executive offices in Toccoa, Georgia.  In the event a holder has lost, destroyed or had their Debenture stolen and such holder desires to redeem the same, redemption can be accomplished by completing the requisite form available from the Company and returning it to us in person or by mail, or by faxing it to us at the number provided in “Payment of Interest on the Debentures” section above.

Extension After Maturity

Subject to redemption at the request of a holder at and as of the maturity date as described above, and our right to redeem a Debenture, the maturity of a Debenture will be automatically extended beyond its initial four-year term for one additional four-year period.  In the event of such an extension, all provisions of the Debenture will remain unchanged with the exception of the interest rate, which will change in accordance with the interest adjustment provision of that particular Debenture.  Written notice, either electronically or by mail, and a then-current prospectus relating to the Debentures will be sent to a holder of a Debenture not less than 30 days prior to the maturity date of a particular Debenture, which notice will set forth, among other things, the upcoming maturity date and information regarding renewal (if applicable) and redemption procedures.  A subsequent written notice will be sent not less than seven days prior to the maturity date and will set forth, among other things, the upcoming maturity date, information regarding renewal (if applicable) and redemption procedures, the approximate maturity value of the Debenture (including all outstanding principal and any accrued but unpaid interest) and the interest rate which will be applicable on a renewal of that Debenture for the initial interest adjustment period following the upcoming maturity date (if applicable).

In no event may the maturity of a Debenture be extended for more than one additional term.

Restrictions on Additional Debt

There are no restrictions in the Indenture against our issuance of additional securities or our incurrence of additional debt, including senior debt and secured obligations.

Successors

The Indenture generally permits a consolidation or merger between us and another entity.  It also permits the transfer or lease by us of all or substantially all of our assets.  These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is a corporation and assumes all of our responsibilities and liabilities under the Debentures and the Indenture; and

•

immediately after the transaction, and giving effect to the transaction, no event of default under the Indenture exists.

Modification of the Indenture

The Indenture contains provisions permitting 1st Franklin and the Trustee, with the consent of the holders of not less than two-thirds of the outstanding principal amount of the Debentures, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of such Debentures; provided, however, that no such supplemental indenture can do any of the following:

•

change the fixed maturity of any Debenture;

•

reduce the principal amount of any Debenture;

•

reduce the rate, or change the time of payment of interest, on any Debenture;

•

reduce the amount of Debentures whose holders must consent to an amendment; or

•

make any changes regarding the Indenture that relate to a waiver of default, the rights of holders to receive payments, and the requirements of consent of the holders of Debentures, in each case without the consent of the holder of each Debenture so affected.

We, along with the Trustee, may amend the Indenture to allow for the issuance of additional amounts of a particular series or additional series of Debentures without the consent of the holders of Debentures.  There are no limitations as to the maximum amount of any increase or to the number of increases which may be made.  We may change the interest rates and the maturities of the Debentures offered by this prospectus and of any subsequent series which may be offered without entering into a supplemental indenture, provided that no such change will affect any Debenture of any series issued prior to the date of that change.

Events of Default and Notice Thereof

•

An event of default is generally defined by the Indenture to mean any of the following:

•

failure to pay principal on any Debenture when it becomes due;

•

failure to pay interest on any Debenture when it becomes due, and such failure continues for 30 days;

•

failure, after notice from the Trustee or from the holders of at least 25% in principal amount of the Debentures of the affected series, to observe or perform within 30 days any of the covenants contained in the Indenture or Debentures; or

•

the occurrence of certain events of bankruptcy, insolvency or reorganization.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an event of default, give the registered holders of Debentures notice of any existing default known to the Trustee, but, except in case of a default in the payment of principal or interest, the Trustee may withhold such notice if and for so long as the Trustee in good faith determines that the withholding of such notice is in the interest of those holders.

Rights on Default

The Trustee by notice to 1st Franklin, or the holders of at least 25% in principal amount of Debentures of the affected series, may declare the principal of and accrued but unpaid interest on all Debentures due upon the happening of any of the events of default specified in the Indenture, but the holders of a majority of the outstanding principal amount of those Debentures may waive any default and rescind such declaration if the default is cured within the 30 day period thereafter, except a default in the payment of the principal of or interest on any Debenture or a default on any senior debt.  The holders of a majority of the outstanding principal amount of the Debentures of any affected series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any power or trust conferred upon, the Trustee, but the Trustee may decline to follow any direction that conflicts with law or any provision of the Indenture, or is unduly prejudicial to the rights of the other holders of Debentures or would involve the Trustee in personal liability.  Holders may not institute any proceeding to enforce the Indenture unless the Trustee refuses to act for 60 days after request from the holders of at least 25% in principal amount of the Debentures of the affected series and during that 60 day period the holders of a majority in principal amount do not give the Trustee a direction inconsistent with the request, and tender to the Trustee of satisfactory indemnity.   Nevertheless, any holder may enforce the payment of the principal of and interest on the holder’s Debenture when due.

Concerning the Trustee

In addition to its agreement to serve as Trustee under the indenture, U.S. Bank National Association issues to us, and services, certain credit cards, on customary commercial terms and for which it receives customary fees.  The Trustee maintains its principal corporate trust office at 1349 West Peachtree Street, N.W., Suite 1050, Atlanta, Georgia 30309.

Evidence to be Furnished to the Trustee

The Indenture provides that, upon any application or request by us to the Trustee to act, (i) we will provide the Trustee an officer’s certificate and an opinion of counsel stating that any necessary conditions precedent have been met, and (ii) satisfactory indemnification as required has been provided.  Within 120 days after the end of each fiscal year, 1st Franklin is required to file with the Trustee an officers’ certificate stating whether or not, to the best knowledge of the signers, 1st Franklin is in default in the performance of any covenant, agreement or condition in the Indenture and, if so, specifying each such default and, with respect to each, the action taken or proposed to be taken by 1st Franklin to remedy such default.

LEGAL MATTERS

The validity of the issuance of the Debentures being offered by this prospectus has been passed upon for us by Jones Day, Atlanta, Georgia.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, and other information, with the SEC.  You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference into this prospectus is an important part of this prospectus.  Specifically, we are incorporating by reference the following:

(a)

the Annual Report of the Company on Form 10-K for the year ended December 31, 2011, filed on March 30, 2012; and

(b)

All other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since December 31, 2011.

Any statement contained in this prospectus or in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that any of the following modifies or supersedes such statement:

•

in the case of a statement in a previously filed document incorporated by reference in this prospectus, a statement contained in this prospectus; or

•

a statement contained in any prospectus supplement relating to the offering of Debentures.

Any modified or superseded statement will not be deemed to constitute a part of this prospectus or any prospectus supplement, except as modified or superseded.  Except as provided by the above-mentioned exceptions, all information appearing in this prospectus and each prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Copies of documents incorporated by reference will be provided without charge upon request to our Corporate Secretary at 135 East Tugalo Street, Post Office Box 880, Toccoa, Georgia 30577, telephone number (706) 886-7571 or (800)-282-0709 (within Georgia) or (800) 700-7943 (outside of Georgia).  You can also access any or all of these filings free of charge at our website http://www.1ffc.com.  Information contained on our website does not constitute part of this prospectus, and you should rely only on the information contained, or specifically incorporated by reference, in this prospectus in deciding whether to invest in Debentures.

REPORTS TO SECURITY HOLDERS

A copy of the above-mentioned annual report is being delivered with this prospectus.  Additionally, we provide each security holder with our most recent annual report containing financial information that has been examined and reported upon, with an opinion expressed, by an independent registered public accounting firm.  We also provide each security holder with a copy of any more recent quarterly report, once filed with the SEC, containing certain unaudited financial information of the Company.  Each of these reports for the current year are also available on our web site at http://www.1ffc.com.  Information contained on our website does not constitute part of and is not incorporated by reference into, this prospectus, and you should rely only on the information contained, or specifically incorporated by reference, in this prospectus in deciding whether to invest in Debentures.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The expenses to be incurred in the issuance and distribution of the securities being registered hereby are estimated as follows:

Filing Fee - Securities and Exchange Commission	$ - *
State Registration Fees	- *
Legal Fees and Expenses	5,000
Accounting Fees	2.500
Printing Costs	10,500
Advertising	6,200
Trustee’s Fees	12,000
Postage and Miscellaneous	13,000
Total	$49,200

        * Previously paid.

Item 14.  Indemnification of Directors and Officers

The bylaws of the registrant (the “Bylaws”) provide that the registrant will indemnify any officer, director, employee or agent of the registrant who was or is a party or is threatened to be made a party to any threatened, pending or completed action (other than an action by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action if such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, and had no reasonable cause to believe his conduct was unlawful.  The termination of any action by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that a person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Bylaws further provide that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the registrant to procure a judgment in its favor by reason of the fact such person was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant.  However, no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the registrant unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any of the foregoing indemnification shall be made by the registrant only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Bylaws, unless otherwise ordered by a court.  Such determination will be made (i) by the board of directors of the registrant by a majority vote of a quorum consisting of directors who were not parties to such action, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of a majority of the shares of stock of the registrant entitled to vote thereon.

To the extent that any of the foregoing persons is successful on the merits or otherwise in the defense of an action, such person will be indemnified against expenses incurred by such person in connection therewith.

The registrant reserves the right to advance sums for the defense of any action in advance of the final disposition of such action provided that the registrant receives from the person requesting the advance an undertaking to repay any sums unless it is determined that such person is entitled to be indemnified as provided in the Bylaws.

The indemnification provided by the Bylaws is not exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any Bylaw or resolution approved by the affirmative vote of the holders of a majority of the shares of the registrant entitled to vote thereon taken at a meeting the notice of which specified that such Bylaw or resolution would be placed before the shareholders of the registrant.

The registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of the Bylaws.

If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders of the registrant or by an insurance carrier pursuant to insurance maintained by the registrant, the registrant will, not later than the next annual meeting of shareholders (unless such meeting is held within three months from the date of such payment) and, in any event, within 15 months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

Item 15.  Recent Sales of Unregistered Securities

In the ordinary course of its business and to assist in the funding of its day-to-day operations involving, primarily, the making of consumer loans and first and second mortgage loans, the registrant makes periodic sales of certain of its securities which are exempt from the registration provisions of the Securities Act of 1933 (the “Act”).  None of such sales in the past three years have involved, or have been made through, any underwriters, and all such sales were made by executive officers of the registrant.

Within the past three years, the registrant offered and sold certain of its securities considered by the registrant to be commercial paper to investors meeting certain minimum investment qualifications pursuant to the exemption from the federal securities regulation requirements provided by Section 3(a)(3) of the Act.

During the previous three years, the registrant sold approximately $850.2 million of such securities.

Item 16.  Exhibits and Financial Statement Schedules

3.	(a)

Restated Articles of Incorporation of the registrant, as amended January 26, 1996 (incorporated herein by reference to Exhibit 3(a) to the registrant’s annual report on Form 10-K for the year ended December 31, 1995, filed with the SEC on April 1, 1996, File No. 002-27985).

(b)

Bylaws of the registrant (incorporated herein by reference to Exhibit 3(b) to the registrant’s annual report on Form 10-K for the year ended December 31, 1995, filed with the SEC on April 1, 1996, File No. 002-27985).

4.	(a)

Indenture dated October 31, 1984, between the registrant and The First National Bank of Gainesville, Trustee (incorporated by reference to Exhibit 4(a) to the registrant’s Amendment No. 1 dated April 24, 1998 to the Registration Statement on Form S-2, filed with the SEC on April 27, 1998, File No. 333-47515).

(b) Form of Series 1 Variable Rate Subordinated Debenture.*
(c)

Agreement of Resignation, Appointment and Acceptance dated as of May 28, 1993 between the registrant, The First National Bank of Gainesville and Columbus Bank and Trust Company (incorporated by reference to Exhibit 4(c) to the registrant’s Post-Effective Amendment No. 1 dated June 8, 1993 to the registration statement on Form S-2, filed with the SEC on June 8, 1993, File No. 33-49151).

(d)

Modification of Indenture, dated March 30, 1995, by and among Columbus Bank and Trust Company, Synovus Trust Company and the Company (incorporated by reference to Exhibit 4(b) to the Company’s Form 10-K for the year ended December 31, 1994, filed with the SEC on March 31, 2005, File No. 002-27985).

(e)

Second Modification of Indenture dated December 2, 2004 by and between Synovus Trust Company and the Company (incorporated by reference to Exhibit 4(e) to the Registration Statement on Form S-2 dated July 14, 2005, filed with the SEC on July 14, 2005, File No. 333-126589).

(f)

Form of Indenture by and between the Company and U.S. Bank National Association (relating to the Company’s Senior Notes) (incorporated by reference to Exhibit 4(a) to the Company’s Registration Statement on Form S-1 dated December 27, 2007, filed with the SEC on December 26, 2007, File No. 333-148331).

(g)

Third Modification of Indenture dated March 26, 2010 by and between  U.S. Bank National Association and the Company (incorporated by reference to Exhibit 4(h) to the Company’s Form 10-K for the year ended December 31, 2009, filed with the SEC on March 30, 2010, File No. 002-27985).

(h)

Tri-party Agreement by and among the Company, Synovus Trust Company and U.S. Bank National Association (incorporated by reference to Exhibit 4(i) to the Company’s Form 10-K for the year ended December 31, 2009, filed with the SEC on March 30, 2010, File No. 002-27985).

(i)

Fourth Modification of Indenture dated March 26, 2010 by and among U.S. Bank National Association and the Company (incorporated by reference to Exhibit 4(j) to the Company’s Form 10-K for the year ended December 31, 2009, filed with the SEC on March 30, 2010, File No. 002-27985).

5.	Opinion of Counsel Regarding Legality. *
10.	(a)

Loan and Security Agreement, dated September 11, 2009, by and among the Company and Wells Fargo Preferred Capital, Inc., as agent for Lenders thereunder and a lender, and the other financial institutions from time to time party thereto (incorporated herein by reference to Exhibit 10.1 to Form 8-K dated September 17, 2009, filed with the SEC on September 17, 2009, File No. 002-27985).

(b)

First Amendment, dated November 3, 2009, to that certain Loan and Security Agreement dated as of September 11, 2009, by and among the Company, Wells Fargo Preferred Capital, Inc., as agent for lenders, and the other financial institutions from time to time party thereto (incorporated herein by reference to Exhibit 10.1 to Form 8-K dated November 5, 2009, filed with the SEC on November 5, 2009, File No. 002-27985).

(c)

Second Amendment, dated August 11, 2010, to that certain Loan and Security Agreement dated as of September 11, 2009, by and among the Company, Wells Fargo Preferred Capital, Inc., as agent for lenders, and the financial institutions a party thereto as lenders (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended June 30, 2010, filed with the SEC on August 12, 2010, File No. 002-27985).

(d)

Third Amendment to Loan and Security Agreement dated as of September 20, 2011, by and among the Company, Wells Fargo Preferred Capital, Inc. and the financial institutions a party thereto as lenders (incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K filed with the SEC on September 21, 2011).

(e)

Director Compensation Summary Term Sheet ** (incorporated by reference to Exhibit 10(f) to the Company’s annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 30, 2012, File No. 002-27985).

(f)

Form of the registrant’s 2012 Executive Bonus Plan ** (incorporated by reference to Exhibit 10(g) to the Company’s annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 30, 2012, File No. 002-27985).

11.

Computation of Per Share Earnings (can be determined from the consolidated statements of income contained in the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2011, incorporated herein by reference, File No. 002-27985).

12.	Calculation of Ratio of Earnings to Fixed Charges.
21.

Subsidiaries of the registrant (incorporated by reference to Exhibit 21 to the registrant’s annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 30, 2011, File No. 002-27985).

23.	(a) Consent of Independent Registered Public Accounting Firm.
(b) Consent of Counsel (included in Exhibit 5).
24.	Power of attorney.*
25.	Form T-1 as to the eligibility and qualification of U.S. Bank National Association, Trustee, under the Indenture between the registrant and U.S. Bank National Association. *

* Previously filed.

** Management contract or compensatory plan or arrangement.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i)  to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i

If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toccoa, State of Georgia, on the 13th day of April, 2012.

1st FRANKLIN FINANCIAL CORPORATION

/s/ Ben F. Cheek, III

Ben F. Cheek, III

Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Ben F. Cheek, III Ben F. Cheek, III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 13, 2012
/s/ Ben F. Cheek, IV Ben F. Cheek, IV	Vice Chairman	April 13, 2012
/s/ Virginia C. Herring Virginia C. Herring	President	April 13, 2012
/s/ A. Roger Guimond A. Roger Guimond	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer); Director	April 13, 2012
/s/ * John G. Sample, Jr.	Director
/s/ * Dean Scarborough	Director
/s/ * Robert E. Thompson	Director
/s/ * Keith Watson	Director

*By: /s/ Ben F. Cheek, III Ben F. Cheek III, Attorney in Fact	April 13, 2012

EXHIBIT INDEX

Exhibit No.	Description
12.	Calculation of Ratio of Earnings to Fixed Charges
23.	Consent of Independent Registered Public Accounting Firm